SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIMCO Energy and Tactical Credit Opportunities Fund

(Exact name of registrant as specified in its charter)

Massachusetts	83-2312108
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1633 Broadway, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

Common Shares of Beneficial Interest	New York Stock Exchange
With Par Value of $0.00001

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number pursuant to which this form relates (if applicable): 333-228041

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item	1. Description of Registrant’s Securities to be Registered

Reference is hereby made to the section entitled “Description of shares” in Part A of the Registration Statement on Form N-2 of PIMCO Energy and Tactical Credit Opportunities Fund, as filed with the Securities and Exchange Commission on October 29, 2018, as amended December 12, 2018, December 14, 2018, December 18, 2018 and December 26, 2018, and as may be amended further (Securities Act File No. 333-228041 and Investment Company Act File No. 811-23390).

Item	2. Exhibits.

Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

[Signature Page Follows]

SIGNATURE

A copy of the Amended and Restated Agreement and Declaration of Trust of the registrant is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the registrant by an officer of the registrant in his capacity as an officer of the registrant, and not individually, and that the obligations arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually, but binding only upon the assets and property of the registrant.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:   PIMCO Energy and Tactical Credit Opportunities Fund

Date:    January 16, 2019

By:	/s/ Peter G. Strelow
Peter G. Strelow

President

[Signature Page - NRGX Form 8-A]